UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE RBB FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

IMPORTANT NOTICE

April 3, 2009

The RBB Fund, Inc.

Bellevue Park Corporate Center, 301 Bellevue Parkway, Wilmington, Delaware 19809

Re:	The Special Meeting of Shareholders of the Robeco WPG 130/30 Large Cap Core Fund

Dear Valued Shareholder:

We need your help. Our records indicate that we have not yet received your important proxy vote for your Fund’s Special Meeting of Shareholders scheduled to be held on April 16, 2009 at 11:00 a.m. at the address above. If you cannot attend or do not plan to attend this meeting, please take a minute now to vote your shares so they will be represented at this meeting.

We are writing to you at this time because you are one of the largest shareholders in the Fund who has not yet voted your proxy. To prevent your fund from having to adjourn this meeting due to a lack of a quorum, please vote your shares today.

The proposal as described in the proxy materials previously mailed to you is a proposed reorganization of your Fund into the Institutional class of the Robeco Boston Partners Long/Short Equity Fund. For the reasons specified in the same materials, your Fund’s Board of Directors recommends that shareholders of the Robeco WPG 130/30 Large Cap Core Fund vote IN FAVOR of this proposal.

PLEASE take a moment and VOTE TODAY. If you need another copy of the proxy statement, have any proxy-related questions, or wish to vote your proxy by phone, please call 1-800-622-1291 for assistance.

We have set up the following voting methods so that you will find one to be convenient and vote your shares today.

1.	Vote by Telephone. You may cast your vote by calling our toll-free proxy hotline at 1-800-622-1291. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and entering the control number found on the enclosed proxy ballot(s).

3.	Vote by Fax. Please fax your completed ballot to 1-888-810-3042 (no cover page is needed).

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the voting options above so that your vote will be received no later than April 2nd.

Thank you for your assistance with this important matter. If you have voted since this letter was mailed, we thank you for casting your vote. Otherwise, please help us by taking a moment now to vote.

Sincerely,

/s/ Edward J. Roach
Edward J. Roach
President and Treasurer
The RBB Fund, Inc.